UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

HORIZON LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32627	74-3123672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4064 Colony Road, Suite 200

Charlotte, North Carolina 28211

(Address of Principal Executive Offices, including Zip Code)

(704) 973-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Bridge Term Loan Facility

On September 13, 2011, Horizon Lines, Inc. (the “Company”) entered into a bridge term loan facility in the maximum amount of up to $25.0 million with certain of the holders of the 4.25% convertible senior notes and Cantor Fitzgerald Securities, as the administrative agent for the lenders. The bridge term loan facility provides for the extension of term loans in the aggregate principal amount of up to $25.0 million, approximately $14.655 million of which was loaned to the Company on the closing date of the bridge term loan facility, and the remainder of which funded into an escrow account maintained by the administrative agent for the lenders. The proceeds in the escrow account will not constitute property of the Company or loans made to the Company, and will not constitute collateral securing any obligations of the Company. The Company will be able to request disbursements from time to time from the amounts remaining in the escrow account, which disbursements will then be deemed loans made to the Company under the bridge term loan facility, subject to satisfaction of drawing conditions.

The interest rate on the bridge term loan facility is 15% per year and the commitment fee on the unused portion of the facility held in the escrow account is 15% per year. Additional default interest at the rate of 2% per year will become payable upon the occurrence and during the continuance of an event of default under the bridge term loan facility.

The bridge term loan facility will mature on the earlier of (i) the closing of the Company’s recapitalization plan and (ii) January 11, 2012. Upon maturity, the principal amount of the bridge term loan facility (assuming all other conditions for consummation of the recapitalization plan are satisfied or waived) and any amounts of the bridge term loan facility funded into the escrow account and not previously disbursed to the Company, will be exchanged for an equal principal amount of the second-lien secured notes contemplated to be issued as part of the Company’s recapitalization plan.

The bridge term loan facility is secured on a second lien basis by the assets securing the Credit Agreement (defined below) subject to an intercreditor agreement.

The representations and warranties, restrictive covenants (other than financial maintenance covenants) and events of default under the bridge term loan facility are substantially similar to those under the Credit Agreement as amended by the Credit Agreement Amendment (as defined below).

The above summary of material terms of the bridge term loan facility is qualified in its entirety by reference to the complete text of the bridge term loan facility filed herewith as Exhibit 10.1 and is incorporated in this Item 1.01 by reference. The Company also issued a press release on September 14, 2011, announcing the closing of the bridge term loan facility, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Amendment to Existing Credit Agreement

On September 13, 2011, the Company entered into the Fourth Amendment to the Credit Agreement (the “Credit Agreement Amendment”) amending certain provisions of the Credit Agreement, dated as of August 8, 2007 (as amended or modified from time to time, the “Credit Agreement”), among the Company, as borrower, certain of the Company’s subsidiaries party thereto, as guarantors, certain lenders party thereto (the “Lenders”) and Wells Fargo Bank, N.A., as administrative agent for the Lenders (the “Administrative Agent”), as amended by the First Amendment to Credit Agreement, dated as of June 11, 2009, the Second Amendment to Credit Agreement and Waiver, dated as of March 9, 2011 and the Third Amendment to the Credit Agreement, dated as of June 24, 2011.

The Credit Agreement Amendment, among other things, amended the covenants in the Credit Agreement to permit the incurrence of the $25.0 million bridge term loan facility as mentioned above and the incurrence of the liens securing the bridge term loan facility.

The above summary of material terms of the Credit Agreement Amendment is qualified in its entirety by reference to the complete text of the Credit Agreement Amendment filed herewith as Exhibit 10.2 and is incorporated in this Item 1.01 by reference. The Company also issued a press release on September 14, 2011, announcing the Credit Agreement Amendment, a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

Interest Payment

On September 13, 2011 the Company made a $7.0 million semi-annual interest payment on its existing $330.0 million of 4.25% convertible senior notes. The interest payment was due on August 15, 2011, however, the Company elected to make the payment within the 30-day grace period.

Clarification of Exchange Offer Documents

On September 16, 2011, the Company issued a press release announcing that it had filed an amendment to its previously filed Registration Statement on Form S-4 and Schedule TO. The exchange offer documents were revised in response to comments received by the Securities and Exchange Commission (SEC) to (i) further clarify what exchange consideration holders of the 2012 convertible notes who are non-U.S. citizens will receive, (ii) provide additional terms of the redemption notes, (iii) revise the summary of the material terms of the new convertible secured notes to be issued in the exchange offer, (iv) update the pro forma financial statements and (v) other updating and conforming changes. The company also provided the form of U.S. citizenship questionnaire as an exhibit to the Registration Statement on Form S-4.

A copy of the press release announcing the clarifications to the exchange offer documents is attached as Exhibit 99.2 to this Form 8-K and is incorporated into this Item 8.01 by reference.

IMPORTANT INFORMATION ABOUT THE EXCHANGE OFFER

The press releases attached to this Form 8-K and the contents of this Form 8-K are for informational purposes only and are not an offer to buy or the solicitation of an offer to sell any security. An exchange offer will only be made by means of a prospectus, a letter of transmittal and other offer documents, as described below.

In connection with the exchange offer by Horizon Lines, Inc., the Company previously filed a Registration Statement on Form S-4 (which contains a preliminary prospectus), amendments to the Registration Statement, an exchange offer statement on Schedule TO, as amended, and other related documents and materials with the SEC. Investors and security holders are strongly urged to carefully review the Registration Statement, amendments to the Registration Statement, the preliminary prospectus, the exchange offer statement, the amendments to the exchange offer statement and the other related documents and materials filed with the SEC, including the final prospectus described below, when available, as well as any amendments and supplements thereto because they will contain important information about the Company, the exchange offer and related transactions and are the sole means by which any offer to exchange or sell, or any solicitation of any such offers, will be made.

The registration statement contains a preliminary prospectus and related transmittal materials that were delivered on or around August 26, 2011 to holders of the 4.25% convertible senior notes. Investors and security holders may obtain a free copy of the registration statement, amendments to the Registration Statement, preliminary prospectus and transmittal materials, as well as other documents filed by the Company with the SEC, at the SEC’s website, www.sec.gov. Prior to the completion of the exchange offer, the registration statement must become effective under the securities laws, and after effectiveness, the Company will file with the SEC the final prospectus. Investors and security holders are strongly urged to carefully review the final prospectus when it is available. Free copies of the exchange offer documents and other filed documents will be available for free at the Company’s website, www.horizonlines.com, or by making a request to Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, (704) 973-7000, Attention: Jim Storey, Director, Investor Relations & Corporate Communications.

Forward Looking Statements

The information contained in the press releases attached to this Form 8-K and the contents of this Form 8-K should be read in conjunction with our filings made with the Securities and Exchange Commission. This Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. Words such as, but not limited to, “will,” “intend,” “expect,” “would,” “could,” “must,” “may,” and similar expressions or phrases identify forward-looking statements.

Factors that may cause expected results or anticipated events or circumstances discussed in the press releases to not occur or to differ from expected results include: the ability of the parties to agree on the final terms of the refinancing; our ability to close on the refinancing; our ability to satisfy other conditions of the refinancing, including satisfaction of any remaining diligence requests; the ability of the investors to fund the refinancing; general conditions in the capital markets; general economic conditions; our ability to maintain adequate liquidity to operate our business; volatility in fuel prices and in freight rates; decreases in shipping volumes; our ability to remain Jones Act compliant because of changes in ownership; or our ability to continue as a going concern.

All forward-looking statements involve risk and uncertainties. In light of these risks and uncertainties, expected results or other anticipated events or circumstances discussed in the press releases might not occur. The forward-looking statements included in the press releases attached to this Form 8-K and the contents of this Form 8-K are made only as of the date they are made and we undertake no obligation to update any such statements, except as otherwise required by applicable law. See the section entitled “Risk Factors” in our Form 10-K filed with the SEC on March 28, 2011 for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of the $25 million Bridge Term Loan Facility, dated September 13, 2011, by and among Horizon Lines, Inc., as the borrower, certain subsidiaries of Horizon Lines, Inc., as the guarantors, the lenders party thereto and Cantor Fitzgerald Securities, as the administrative agent.

10.2

Form of the Fourth Amendment to the Credit Agreement, dated September 13, 2011, by and among Horizon Lines, Inc., as borrower, certain of the Company’s subsidiaries party thereto, as guarantors, certain lenders party thereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders.

99.1	Press Release of Horizon Lines, Inc. dated September 14, 2011.

99.2	Press Release of Horizon Lines, Inc. dated September 16, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON LINES, INC.

Date: September 16, 2011	By:	/s/ Michael F. Zendan, II
		Name:	Michael F. Zendan, II
		Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of the $25 million Bridge Term Loan Facility, dated September 13, 2011, by and among Horizon Lines, Inc., as the borrower, certain subsidiaries of Horizon Lines, Inc., as the guarantors, the lenders party thereto and Cantor Fitzgerald Securities, as the administrative agent.

10.2	Form of the Fourth Amendment to the Credit Agreement, dated September 13, 2011, by and among Horizon Lines, Inc., as borrower, certain of the Company’s subsidiaries party thereto, as guarantors, certain lenders party thereto and Wells Fargo Bank, N.A., as administrative agent for the Lenders.

99.1	Press Release of Horizon Lines, Inc. dated September 14, 2011.

99.2	Press Release of Horizon Lines, Inc. dated September 16, 2011.